Exhibit (e)(2)(R)

214-88-96326 Citibank Europe Plc, Germany Branch WHOW GAMES GMOH EUR 10,000 450 12040008 EoR i20,0d0 P 2025.7. 18 210mxanm -23 –

GUARANTEE . 2025, is made by DOUBLEU GAMES 1. citi To: Citibank Europe PLC This guarantee (this “Guarantee”), dated as of CO LTD., a corporation incorporated under the laws of the Republic of Korea, having its principal place of business at 16F, 152, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea (the “Guarantor”), in favor of Citigroup Inc. and each subsidiary and affiliate thereof, including Citibank, N.A. and each of its branches wherever located (including its assigns and successors, collectively, the “Bank”). For good and valuable consideration and to induce the Bank to extend and/or maintain credit to or for the account of WHOW GAMES GMBH. (the “Principal”), the Guarantor hereby agrees to pay and satisfy, as primary obligor, unconditionally and irrevocably to the Bank on demand any and all obligations (now or hereafter existing) of the Principal to the Bank in any form, including without limitation, (i) obligations under or in connection with any and all extensions of credit extended or maintained by the Bank, (ii) obligations under or in connection with any and all services provided by the Bank (including without limitation, cash management services, card services, custody and related services, trade and letter of credit services) or (ili) any other obligations under any swap, option, future, forward or foreign exchange agreement or other derivatives transactions, whether for principal, interest, fees, expenses, costs, settlement amounts, close-out amounts, reimbursement amounts or otherwise, in each case strictly in accordance with the terms thereof, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptey, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proccedings (all such obligations, the “Obligations”); PROVIDED that the Guarantor’s maximum liability under this Guarantee will not exceed EUR 120,000 (One hundred and twenty thousand Euros). The Guarantor will also pay to the Bank any and all costs and expenses (including without limitation, reasonable legal fees and expenses) incurred by the Bank in enforcing its rights under this Guarantee. (a) This Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing as aforesaid but shall be a continuing security and shall extend to cover any sum or sums of money which shall for the time being constitute the balance due from the Principal to the Bank upon any such account as hereinbefore mentioned. (b) This Guarantee shall be binding as a continuing guarantee (or security) on the Guarantor. (c) The Guarantor’s liability under this Guarantee is unconditional and will remain unchanged irrespective of (i) any illegality, lack of validity or enforceability of any Obligation, (ii) any amendment, modification, waiver or consent to departure from the terms of any Obligation, including any renewal or extension of the time or change of the manner or place of payment, (iil) any exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Obligation, (iv) any change in the corporate existence, structure or ownership of the Principal, merger, spin-off or any insolvency, bankruptey, reorganization, moratorium, work-out or

2 other similar proceeding affecting the Principal or its assets or any resulting release or discharge of any Obligation, (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Principal, the Bank, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, (vi) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the Bank’s rights with respect thereto, and (vii) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Bank or any other matter that might otherwise constitute a defense to, or a legal or equitable discharge of, the Principal or the Guarantor. (a) For the same consideration the Guarantor hereby agrees as a primary obligor to indemnify the Bank against any cost, loss or liability which the Bank may suffer or incur (i) in the event of the whole or any part of the Principal’s Obligations being invalid or being or becoming irrecoverable, unenforceable or void or being avoided for any reason whatsoever (including without limitation, any insolvency, bankruptey, reorganization, moratorium, work-out or other similar proceeding affecting the Principal), irrespective of whether such reason was or ought to have been known to the Bank or its officers, employees, agents or professional advisers, or (ii) if, as a result of the introduction of or any change in (or the interpretation, administration or application of) any law or regulation, or compliance with any law, regulation or administrative procedure made after entry into the agreement (the “Agreement”) pursuant to which the Obligation was created (the “Change in Law”), there is a change in the currency, the valuc of the currency, timing, place or manner in which any Obligation guaranteed by the Guarantor is payable, or there is a reduction in the amount of, or the rate of return on, any such Obligation. (b) If Clause 2(a) (i) above applies, the amount of such cost, loss or liability shall be the amount which the Bank would otherwise have been entitled to recover from the Principal. (c) If Clause 2(a) (ii) above applies, the amount of the Bank’s cost, loss or liability shall include the difference between (i) the amount (if any) received by the Bank from the Principal and (ii) the amount that the Principal was obliged to pay in the currency in which, under the original express terms of the Agreement disregarding any Change in Law, the payment was to have been made (the “Original Currency”). For the purposes of (i) above, if payment was not received by the Bank from the Principal in the Original Currency, the amount received by the Bank from the Principal shall be deemed to be that payment’s equivalent in the Original Currency calculated on the day of receipt as set out in Clause 18 below or if, in the Bank,s opmion, it could not reasonahly or properly have made a purchase on the day of receipt of the equivalent of that payment in the Original Currency, that payment’s equivalent as soon as the Bank could, in its opinion, reasonably and properly have made a purchase of the Original Currency with the currency of payment. The Bank’s cost, loss or liability shall also include all further costs, losses and liabilities suffered or incurred by the Bank as a result of a Change in Law. (d) If Clause 2(a) (ii) above applies but the currency in which the Principal was obliged to pay under the original express terms of the Agreement, disregarding any Change in Law, no longer exists, the Guarantor shall make such payment in such currency as is, in the reasonable opinion of the Bank, required, after taking into account any payments by the Principal, to place the Bank in a position rensonably comparable to that it would have been in had the Original Currency continued to exist. (e) For the same consideration, the Guarantor agrees as a primary obligor that it will on demand pay to the Bank the sum set out in Clause 2(f) below if, at the time or within five business days of the time when the Guarantor is obliged to make any payment to the Bank or makes any payment to the

Bank, cifner of the following cobdmnons is mhet as a restnt of a Ctiange in Law. TDe mss 60n0g is that the Bank is or would be prevented from immediately transferring, or is or would be restricted (whether by a requirement to obtain consent, by quantitative limits or otherwise) in its ability immediately to transfer, out of the country in which the payment was due to be made or was made to a country of the Bank’s choosing, a sum equal to the payment due or received from the Principal. The second condition arises if the payment by the Principal is due or is made in a currency other than the Original Currency, and is that, in the place payment was due to be made or was made, the Bank is not able to convert into the Original Currency a sum equal to that payment or is only able to convert into the Original Currency a sum equal to that payment at a prescribed exchange rate or within a prescribed range of exchange rates that, in the Bank’s reasonable opinion, does not reflect the exchange rate or rates that would be applicable if the currency in which payment was made was freely convertible into the Original Currency. (f) The sum referred to in Clause 2(e) above to be paid by the Guarantor is an amount equal to the sum due under the original express terms (including, without limitation, as to the currency of payment) of the Agreement disregarding any Change in Law. The Guarantor shall pay this amount into an account specified by the Bank at a location specified by the Bank. On receipt by the Bank from the Guarantor of that amount in that location the Bank will (to the extent that the Bank is lawfully able to do so) hold in an account to the Guarantor’s order in the country in which payment by the Principal was made and subject to the laws of that country a sum equal to any payment received from the Principal in respect of which the Guarantor has paid in full the sum due under this clause. (g) To the extent that the Guarantor pays the sum referred to in Clauses 2(e) and 2(f) above, that payment shall reduce or, as the case may be, extinguish the Guarantor’s obligation under Clauses 2(a) through 2(d) above in respect of the relevant payment owed by the Principal. In the event of this Guarantee ceasing from any cause whatsoever to be binding as a continuing security on the Guarantor the Bank shall be at liberty, without thereby affecting their rights hereunder, to open a fresh account or accoupts and to continue any then existing account with the Principal and no moneys paid from tirde to ume into any such accounts by or on behalf of the Principal and subsequently drawn oot Diehe Principal shall, on settlement of any claim in respect of this Guarantee, be appropriated towards, or have the effect of payment of, any part of the moneys due from the Principal at the time of this Guarantee ceasing to be so binding as a continuing socurity or, of the interest thereon, unless the person or persons paying in such moneys shall, at the time in writing, direct the Bank specially to appropriate the same to that purpose. Any admission or acknowledgement in writing by the Principal or by any person authorized by the Principal of the amount of indebtedness of the Principal to the Bank or any judgment obtained by the Bank against the Principal or proof in bankruptey, rehabilitation, insolvency, liquidation or winding up which is admitted or any statement of account furnished by the Bank the correctness of which is certified by the Bank’s authorized officer shall be binding and conclusive on and against the Guarantor. The Bank shall be at liberty, without thereby affecting their rights against the Guarantor hereunder at any time, (i) to enlarge or vary any credit to the Principal, (ii) to abstain from perfecting or releasing any other securities, bills, notes, mortgages, charges, liens received or to he received from the Principal or any other person or persons and (iii) to grant time to, or to make other arrangements with, the Principal or any other person who provided any such securities held or to be held by the Bank.

6. 7. 9 10. This Guarantee shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security now or hereafter held by the Bank for all or any part of the money hereby guaranteed nor shall such collateral or other security or any lien to which the Bank may be otherwise entitled or the liability of any person or persons not parties hereto for all or any part of the moneys hereby secured be in anywise prejudiced or affected by this present guarantee. This present guarantee shall be construed and shall take effect as a guarantee of the whole and every part of the Obligations and accordingly the Guarantor will not be entitled as against the Bank to any right or proof in the bankruptey or insolvency of the Principal or other right of a surety discharging the Principal’s liability in respect of the Obligations unless and until the whole of such Obligations shall have first been completely discharged and satisfied. The Guarantor has not taken and will not take from the Principal either directly or indirectly without the consent of the Bank any promissory note, bill of exchange, mortgage, charge or other counter- security whether merely personal or involving a charge on any property whatsoever in respect of any liability hereby undertaken by the Guarantor. And as regards any such counter-security as aforesaid which the Guarantor may have taken or may take with such consent as aforesaid the same shall be a security to the Bank for the fulfillment of the Guarantor’s obligntions hereunder and shall be forthwith deposited by the Guarantor with them for that purpose. The Bank shall be at liberty but not be bound to resort for its own benefit to any other means of payment at any time and in any order it may think fit without thereby diminishing the Guarantor’s liability and it may exercise its rights under this Guarantee for the payment of the ultimate balance without resorting to other means of payment so long as any moneys remain owing and unpaid in strict accordance with the terms of the Agreement and hereby guaranteed, and in addition the Bank shall be at liberty to require payment by the Guarantor of any such moneys owing to it without taking proceedings first to enforce such payment by the Principal. (a) The Bank shall as long as any moneys remain owing hereunder have a lien therefore on all moneys now or hereafter standing to the Guarantor’s credit with the Bank whether on any current or other account, and upon a breach and during the continuance of any breach of the Agreement and irrespective of whether any demand has been made on the Principal, the Bank is hereby authorized at any time and from time to time without demand or notice to the Guarantor (which notice is hereby expressly waived) to set-off and apply any and all sums standing to the Guarantor’s credit in any of the aforesaid accounts to satisfy and discharge the Guarantor’s liahilities hereunder. For the purposes aforesnid the Bank is hereby authorized to vary the maturity period of any deposits maintained by the Guarantor with the Bank and to apply the proceeds thereof in satisfaction and/or discharge all the Guarantor’s liabilities hereunder prior to the original maturity date(s) of such deposits. (b) In the event that the Guarantor fails to make payment on demand of any amount due hereunder, the Bank may, without further notice to the Guarantor, sell any of the Guarantor’s securities or movable property held by the Bank on deposit or otherwise, at public or private sale without any judicial proceedings whatsoever and apply the net proceeds there from (after deduction of all expenses incurred in such sale) in or towards satisfaction and discharge of the Guarantor’s liabilities hereunder. (c) The Guarantor further agrees that it will upon demand by the Bank deposit a cash sum equivalent to the outstanding Obligations as of the date of such demand. Such cash deposit is to be held by the Bank until the Guarantor’s liabilities hereunder have been satisfied and discharged in full and the Guarantor shall not be entitled to require the return of such cash deposit before such time. The

11. 12. 13. 14. 15. 16 17 set-off provisions contained in Clause 10(a) shall apply to any cash deposit made by the Guarantor pursuant to this Clause 10(c). If it shall so happen that the Principal herein named shall be (a) a firm or any committee or association or other unincorporated body or debtors on a joint account, then this Guarantee shall continue to be effective notwithstanding any death, retirement, addition or other change as completely as if the persons constituting such firm, committee, association or unincorporated body at the date of the Principal’s default or at any time before that was or were the same as at the date of this Guarantee; and (b) a limited company or other corporation, this Guarantee shall not be in anyway prejudiced or affected by any liquidation, amalgamation, merger, spin-off or reconstruction of the Principal. (a) Where the Guarantor is a firm or otherwise consists of more than one person the liability of the Guarantor hereunder shall be deemed to be the joint and several liability of the partners in the firm or of such persons as aforesaid. (b) In respect of joint and several Guarantors, the Bank may release any one of them or aocept any composition or make other arrangements with any one of the Guarantors without thereby prejudicing its rights against the other Guarantors. As a separate and independent stipulation, the Guarantor agrees that all sums of moncy not recoverable as a guaranteed obligation, whether by reason of any legal limitation, lack of borrowing powers, disability or incapacity on or of the Principal or for any reason, whether known to the Bank or not, shall nevertheless be recoverable from the Guarantor as sole or principal debtor and hereby agrees, as primary obligor, to indemnify the Bank for and to pay on its demand, all amounts due and outstanding in respect of the Obligations. Any indebtedness of the Principal now or hereafter to the Guarantor is hereby subordinated to the indebtedness of the Principal to the Bank and such indebtedness of the Principal to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the indebredness of the Principal to the Bank but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee. Any notice or demand hereunder shall be deemed to have been duly given if delivered by hand or sent by prepaid post letter to the last known address or to the address herein given of the person to whom or to whose executors or administrators such notice is to be given or to the registered office of the Guarantor if a company, and if a notice or demand is sent by post, it shall be assumed to have reached the addressee in the course of post. In proving such service it shall be sufficient to prove that the letter of demand was properly addressed and delivered to the post office. In the event that any tax by way of withholding, surcharge or otherwise may be applicable to the payments to be made hereunder whether pursuant to statute, regulation or treaty or by means of the application of the same, the Guarantor hereby agrees to pay to the Bank such additional amount as may be necessary to ensure that the Bank receives payment in full without any deduction from or reduction in the sums due hereunder. The Guarantor’s payment obligation hereunder shall be in the currency in which the aforesaid facilities are accorded by the Bank to the Principal (the “Stipulated Currency”) and shall not be discharged by the amount paid in a currency other than the Stipulated Currency, whether pursuant to

18. 19 20 21. a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the Stipulated Currency under normal banking procedures does not yield the amount in the Stipulated Currency. If the amount due or owing under the judgment or otherwise, upon conversion does not yield such amount in the Stipulated Currency, the Bank shall have a separate cause of action against the Guarantor for the Stipulated Currency provided that the Bank may elect to accept payment in any other currency without actual conversion into the Stipulated Currency. If the Obligations are denominated in US Dollars, the Gunrantor also agrees at the Bank’s request to make any payment due to the Bank hereunder in US Dollars to the Bank’s account located in New York or London. The equivalent on any day in one currency (the “First Currency”) of any amount denominated in another currency shall be an amount in the First Currency equal to the amount which the Bank would have received if the Bank had on such day (or, if such day shall not be a business day, on the next succeeding business day) made a purchase of the First Currency with such amount of such other currency at the then prevailing spot rate of exchange of the Bank less all costs, charges and expenses normally incurred by the Bank or on its behalf in connection with such a purchase. The Guarantor represents and warrants that: (1) the execution, delivery and performance by the Guarantor of this Guarantee are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (x) its articles of incorporation, charter or by-laws or (y) any law or any contractual restriction binding on or affecting the Guarantor or any entity that controls it, (ii) the Guarantor have obtained all authorizations, approvals, consents and licenses from all legislative bodies of government, ministries, agencies, exchange control authorities or other authorities required by the relevant laws, and regulations of the Guarantor’s jurisdiction, including without limitation the authorizations required for the execution, delivery and performance of this Guarantee, in order for the Guarantor (p) to incur the obligations provided for in this Guarantee, (q) to execute and deliver this Guarantee and all other documents and instruments to be delivered by the Guarantor hereunder, (r) to perform and observe the terms and provisions hereof and thereof and (s) to make all payments hereunder and thereunder in the Stipulated Currency (as defined in Clause 17), and (iii) this Guarantee has been duly executed and delivered by the Guarantor and is its legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms. This Guarantee shall be governed by, and constrled in accordance with the laws of the Republic of Korea. Any legal action or proceeding arninlg out of or in connection with this Guarantee shall be brought in the courts having jurisdiction over the Bank’s registered office in Seoul or in such other courts as the Bank may elect, and by execution and delivery of this Guarantee the Guarantor irrevocably and unconditionally submits to each such jurisdiction. The foregoing, however, shall not limit the rights of the Bank to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction, whether concurrently or not. The Guarantor represents and warrants that this Guarantee is a commercial rather than a public or governmental act and that the Guarantor is not entitled to claim immunity from legal proceedings with respect to itself or any of the Guarantor’s property on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Guarantee. To the extent that the Guarantor or any of the Guarantor’s properties have or hereafter may acquire any right to immunity from set-off, legal proccedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Guarantor hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Guarantee. This Guarantee will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, all as though such payment

22 had not been made, No amendment or waiver of any provision of this Guarantee, and no consent to departure by the Guarantor here from, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent will be effective only in the specific instance and foe the specific purpose for which given. IN WITNESS WHEREOF, the Guarantor has executed this Guarantee on the date specified on the first page of this document. By: DOUBLEU GAMES CO LTD 214-88-96326 Name Title: